EXHIBIT 3.2

                                     BYLAWS
                                       OF
                  PG&E GAS TRANSMISSION, NORTHWEST CORPORATION

                           As amended January 1, 1998


                                   ARTICLE I.
                                  SHAREHOLDERS

     1. Place of Meeting. All meetings of the shareholders shall be held at any place within or outside the State of California as may be designated by the Board of Directors.

     2. Annual Meetings. The annual meeting of shareholders shall be held each year on a date and at a time designated by the Board of Directors. Any proper business pertaining to the affairs of the Corporation may be transacted at the annual meeting.

     3. Written notice of the annual meeting shall be given not less than ten nor more than sixty days prior to the date of the meeting to each shareholder entitled to vote thereat. The notice shall state the place, day and hour of such meeting, and those matters which the Board, at the time of mailing, intends to present for action by the shareholders.

     4. Notice of any meeting of the shareholders shall be given either personally or by mail or telegraphic or other written communication, postage prepaid, to each holder of record of the stock entitled to vote thereat, at his address, as it appears on the books of the Corporation.

     5. Special Meetings. Special meetings of the shareholders shall be called by the Secretary or an Assistant Secretary at any time on order of the Board of Directors, the Chairman of the Board, the Chairman of the Executive Committee, or the President. Special meetings of the shareholders shall also be called by the Secretary or an Assistant Secretary upon the written request of holders of shares entitled to cast not less than ten percent of the votes at the meeting. Such request shall state the purposes of the meeting, and shall be delivered to the Chairman of the Board, the Chairman of the Executive Committee, the President, or the Secretary.

     6. A special meeting so requested shall be held on the date requested, but not less than thirty-five nor more than sixty days after the date of receipt of the original request. Written notice of each special meeting of shareholders, stating the place, day and hour of such meeting and the business proposed to be transacted thereat, shall be given in the manner stipulated in Article I,
Section 2, Paragraph 3 of these Bylaws within twenty days after receipt of the written request.

     7. Attendance at meetings. At any meeting of the shareholders, each holder of record of stock entitled to vote thereat may attend in person or may designate an agent or a reasonable number of agents, not to exceed three, to attend the meeting and cast votes for his shares. The authority of agents must be evidenced by a written proxy signed by the shareholder designating the agents authorized to attend the meeting and be delivered to the Secretary of the Corporation prior to the commencement of the meeting.


                                   ARTICLE II.
                                    DIRECTORS

     1. Number. The Board of Directors shall consist of three (3) to eight (8) Directors.

     2. Powers. The Board of Directors shall exercise all the powers of the Corporation except those which are by law, or by the Articles of Incorporation of this Corporation, or by the Bylaws conferred upon or reserved to the shareholders.

     3. Executive Committee. The Board of Directors, by a two-thirds vote of the whole Board, shall elect from their number an Executive Committee. Such
Executive Committee shall consist of the Chairman of the Board and such other number of Directors as the Board of Directors deems appropriate. The members of the Executive Committee shall hold office and serve at the pleasure of the Board of Directors, and may be removed at any time by an affirmative vote of two-thirds of the whole Board.

     4. The Executive Committee, subject to the provisions of law, may exercise any of the powers and perform any of the duties of the Board of Directors; but the Board may by an affirmative vote of a majority of its members withdraw or limit any of the powers of the Executive Committee.

     5. The Executive Committee, by a vote of a majority of its members, shall fix its own time and place of meeting and shall prescribe its own rules of procedure. A quorum of the Committee for the transaction of business shall consist of two members.

     6. Other Committees. The Board of Directors may, subject to the provisions of law, by resolution passed by two-thirds of the whole Board, designate one or more other committees, each such committee to consist of one or more Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

     7. Time and Place of Directors' Meetings. Regular meetings of the Board of Directors shall be held on such days and at such times and at such locations as shall be fixed by resolution of the Board, or designated by the Chairman of the Board or, in his absence, the President of the Corporation and contained in the notice of any such meeting. Notice of regular meetings shall be delivered personally or sent by mail or telegram at least seven days in advance. A meeting of the Board of Directors shall also be held immediately after each annual meeting of the shareholders.

     8. Special Meetings. The Chairman of the Board, the Chairman of the Executive Committee, the President, or any one Director may call a special meeting of the Board of Directors at any time. Notice of the time and place of special meetings shall be given to each Director by the Secretary. Such notice shall be delivered personally or by telephone to each Director at least four hours in advance of such meeting, or sent by first class mail or telegram, postage prepaid, at least two days in advance of such meeting.

     9. Quorum. A quorum for the transaction of business at any meeting of the Board of Directors shall consist of a majority of the Directors then in office.

     10. Action by Consent. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all Directors individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors.

     11. Method of Meeting. Any meeting, regular or special, of the Board of Directors or any committee of the Board, including the Executive Committee, may be held by conference telephone or similar communication equipment as long as all Directors participating in the meeting can hear one another. Directors participating in any meeting in this fashion shall be deemed to be present in person at such meeting.

     12. Election and Term of Office. The Directors shall be elected at each annual meeting of shareholders; but, if any such annual meeting is not held or the Directors are not elected thereat, the Directors may be elected at any special meeting of shareholders held for that purpose. Notwithstanding the foregoing provision of this paragraph, all Directors shall hold office until their respective successors are duly elected and qualified.

     13. Vacancies. Vacancies on the Board of Directors, except vacancies created by removal of a Director, may be filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director, and each Director so elected shall hold office until a successor is elected at an annual or a special meeting of the shareholders.


                                  ARTICLE III.
                                    OFFICERS

     1. Officers. The officers of the Corporation shall be a Chairman of the Board, a Chairman of the Executive Committee (whenever the Board of Directors in its discretion fills these offices), a President, one or more Vice Presidents, a Secretary and one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers, a General Counsel, and a Controller, all of whom shall be elected by the Board of Directors. Any two or more offices, except those of President and Secretary, may be held by the same person.

     2. Chairman of the Board. The Chairman of the Board, if that office be filled, shall preside at all meetings of the shareholders, of the Directors, and of the Executive Committee in the absence of the Chairman of that Committee. He shall be the Chief Executive Officer of the Corporation if so designated by the Board of Directors. He shall have such duties and responsibilities as may be prescribed by the Board of Directors or the Bylaws. The Chairman of the Board shall have authority to sign on behalf of the Corporation agreements and instruments of every character, and in the absence or disability of the President, shall exercise his duties and responsibilities.

     3. Chairman of the Executive Committee. The Chairman of the Executive Committee, if that office be filled, shall preside at all meetings of the Executive Committee, and in the absence of the Chairman of the Board, shall preside at all meetings of the Board of Directors and of the shareholders. The Chairman of the Executive Committee, in the absence or disability of the Chairman of the Board and the President, shall exercise their duties and responsibilities. He shall aid and assist the other officers in the performance of their duties and shall have such other duties as may be prescribed by the Board of Directors or the Bylaws.

     4. President. The President shall have such duties and responsibilities as may be prescribed by the Board of Directors, the Chairman of the Board or the Bylaws. He shall be the Chief Executive Officer of the Corporation if so designated by the Board of Directors. If there be no Chairman of the Board and no Chairman of the Executive Committee available and able to act, the President shall also exercise the duties and responsibilities of both those offices. The President shall have authority to sign on behalf of the Corporation agreements and instruments of every character.

     5. Chief Executive Officer. The Chief Executive Officer, if that office be filled, shall have such duties as may be prescribed by the Board of Directors, the Chairman of the Board or the Bylaws.

     6. Vice Presidents. Each Vice President shall have such duties and responsibilities as may be prescribed by the Board of Directors, the Chairman of the Board, the President or the Bylaws. Each Vice President's authority to sign agreements and instruments on behalf of the Corporation shall be as prescribed by the Board of Directors. The Board of Directors, the Chairman of the Board or the President may confer a special title upon any Vice President.

     7. Secretary. The Secretary shall attend all meetings of the Board of Directors and the Executive Committee, and all meetings of the shareholders, and he shall record the minutes of all proceedings in books to be kept for that purpose. He shall be responsible for maintaining a proper share register and stock transfer books for all classes of shares issued by the Corporation. He shall give, or cause to be given, all notices required either by law or the Bylaws. He shall keep the seal of the Corporation in safe custody, and shall affix the seal of the Corporation to any instrument requiring it and shall attest the same by his signature.

     8. The Secretary shall have such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the President, or the Bylaws.

     9. The Assistant Secretaries shall perform such duties as may be assigned from time to time by the Board of Directors, the Chairman of the Board, the President, or the Secretary. In the absence or disability of the Secretary, his duties shall be performed by an Assistant Secretary.

     10. Treasurer. The Treasurer shall have custody of all moneys and funds of the Corporation, and shall cause to be kept full and accurate records of receipts and disbursements of the Corporation. He shall deposit all moneys and other valuables of the Corporation in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse such funds of the Corporation as have been duly approved for disbursement.

     11. The Treasurer shall perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the President, or the Bylaws.

     12. The Assistant Treasurers shall perform such duties as may be assigned from time to time by the Board of Directors, the Chairman of the Board, the President, or the Treasurer. In the absence or disability of the Treasurer, his duties shall be performed by an Assistant Treasurer.

     13. General Counsel. The General Counsel shall be responsible for handling on behalf of the Corporation all proceedings and matters of a legal nature. He shall render advice and legal counsel to the Board of Directors, officers and employees of the Corporation, as necessary to the proper conduct of the business. He shall keep the management of the Corporation informed of all significant developments of a legal nature affecting the interests of the Corporation.

     14. The General Counsel shall have such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the President, or the Bylaws.

     15. Controller. The Controller shall be responsible for maintaining the accounting records of the Corporation and for preparing necessary financial reports and statements, and he shall properly account for all moneys and obligations due the Corporation and all properties, assets and liabilities of the Corporation. He shall render to the Chairman of the Board, the Chairman of the Executive Committee, and the President such periodic reports covering the results of operations of the Corporation as may be required by them or any one of them.

     16. The Controller shall have such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the President, or the Bylaws.

                                   ARTICLE IV.
                            GENERAL CORPORATE MATTERS

     1. Record Date. The Board of Directors may fix a time in the future as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders, or entitled to receive any dividend or distribution, or allotment of rights, or to exercise rights in respect to any change, conversions or exchange of shares. The record date so fixed shall be not more than sixty nor less than ten days prior to the date of such meeting nor more than sixty days prior to any other action for the purposes for which it is fixed. When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at the meeting, or entitled to receive any dividend or distribution, or allotment of rights, or to exercise the rights, as the case may be.

     2. Transfer of Stock. Upon surrender to the Secretary or Transfer Agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, and payment of transfer taxes, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Subject to the foregoing, the Board of Directors shall have power and authority to make such rules and regulations as it shall deem necessary or appropriate concerning the issue, transfer and registration of certificates for shares of stock of the Corporation, and to appoint and remove Transfer Agents and Registrars of transfers.

     3. Lost Certificates. Any person claiming a certificate of stock to be lost, stolen, mislaid or destroyed shall make an affidavit or affirmation of that fact and verify the same in such manner as the Board of Directors may require, and shall, if the Board of Directors so requires, give the Corporation, its Transfer Agents, Registrars and/or other agents a bond of indemnity in form approved by counsel, and in amount and with such sureties as may be satisfactory to the Secretary of the Corporation, before a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to have been lost, stolen, mislaid or destroyed.

     4. Annual Report to Shareholders. For so long as this Corporation has fewer than 100 shareholders, the annual report to shareholders referred to in Section 1501 of the California General Corporation Law is expressly dispensed with, but nothing herein shall be interpreted as prohibiting the Board of Directors from issuing annual or other periodic reports to the shareholders of the corporation as they consider proper.

     5. Corporate Contracts and Instruments. The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and this authority may be general or confined to specific instances; and, unless so authorized or ratified by the Board of Directors or within the agency power of an officer, and except as provided in these Bylaws, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

     6. Construction and Definitions. Unless the contract requires otherwise, the general provisions, rules of construction, and definitions in the California General Corporation Law shall govern the construction of these Bylaws.

     7. Shares of Other Corporations: How Voted. Shares of other corporations standing in the name of this Corporation shall be voted by one of the following persons, listed in order of preference: (1) the Chairman of the Board, or person designated by the Chairman of the Board; (2) the President, or person designated by the President; (3) the Secretary, or person designated by the Secretary; (4) any other person designated by the Board of Directors. The authority to vote share granted by this section includes the authority to execute a proxy in the name of this Corporation for purposes of voting the shares.


                                   ARTICLE V.
                                   AMENDMENTS

     1. Amendment by Shareholders. Except as otherwise provided by law, these Bylaws, or any of them, may be amended or repealed or new Bylaws adopted by the affirmative vote of a majority of the outstanding shares entitled to vote at any regular or special meeting of the shareholders.

     2. Amendment by Directors. To the extent provided by law, these Bylaws, or any of them, may be amended or repealed or new Bylaws adopted by resolution adopted by a majority of the members of the Board of Directors.